PROFESSIONAL SERVICES AGREEMENT

This Agreement is to be effective as of October 15, 2007.

Between:

Logician Minerals Limited ("The Company")

and:

Kitchener Holdings Corp. ("Lee")

WHEREAS: Lee is management and business development consulting firm, specializing in the financial management of publicly traded companies including the process of going public both on the TSX Venture Exchange and the American OTC Bulletin Board. In addition Lee is providing the professional services of RICHARD LEE who is capable of handling all duties normally required of a Chief Financial Officer and

WHEREAS: The Company is privately held but initially wishes to list its common Stock for trading on the OTC Bulletin Board and then seek a listing on the Hong Kong Stock Exchange; and

WHEREAS: The Company requires specialized financial management and public company administration to enhance the Company's management capability, and

NOW THEREFORE, in consideration of the mutual covenants herein contained, it is agreed that:

1. The Company hereby engages Lee on a non-exclusive basis and Lee agrees to perform the following services.

- Assist in consulting business development strategies including public listing merger and acquisition plans, business proposals and all matters aimed at the enhancement and growth of the Company's business;
- Prepare financial statements, oversee audits, Management's Discussion & Analysis other regulatory filings and corporate correspondence as required to further the Company's goal of becoming a publicly traded Company;
- Assist in gaining access to new equity capital or debt capital; and
- The distribution and discussion of press information at the direction the Company to existing shareholders, brokerage firms and registered representatives, institutional investors, fund managers, securities analysts, potential investors who have contacted the Company seeking such information, the media and others as appropriate.

2. The Company hereby agrees to pay Lee as remuneration for the services to be provided hereunder for the monthly fee of CDN$5,000 to be paid on or before the 15th day of the month.

3. Lee represents and warrants that it has the core competencies, qualifications, experience and capabilities necessary to carry out the services to be performed hereunder, and that the services will be performed to a high standard care, skill and diligence.

4. Each party to this Agreement is responsible for informing itself of and complying with all applicable federal, provincial and applicable securities laws and taxation laws and the policies of the TSX-V and the OTC Bulletin Board. In particular, Lee will ensure that without Company's approval it does not disclose confidential information of the Company and does not trade or allow trades of Company securities while in possession of confidential information regarding the Company.

5. The Company must approve in advance, in writing all expenses incurred by Lee on behalf of the Company. The Company agrees to pay invoices for fees and pre-approved expenses when rendered.

6. Lee will not be liable for any information or documentation supplied by the Company including any material developed by Lee that is verified and accepted by the Company, and will be indemnified and saved harmless by the Company from any claims, proceedings, costs, fines, damages, expenses, and losses arising from such information or documentation. In performing the services Lee hereby agrees to indemnify and hold the Company harmless from any liability, loss, expense, damage, claim, suit, action or proceeding which may arise out of Lee's failure to so comply. This indemnity shall survive the termination of this Agreement and any termination of services by Lee.

7. Services to be performed under this Agreement shall commence upon execution of this Agreement and shall continue for twelve (12) months notwithstanding that this Agreement can be cancelled at any time with thirty (30) days written notice by either party. In the event the Company cancels the Agreement the Company agrees to provide Lee with a final payment of CDN$15,000.00.

8. Unless permitted by resolution of the Directors of the Company, Lee shall not during the term of this Agreement or any time thereafter, use for its own purpose other than those of the Company, any intellectual property of knowledge or confidential information of any kind whatsoever it may acquire in relation to the Company's business or the business of its subsidiaries, and such shall be and remain the property of the Company.

9. All notices hereunder shall be in writing and addressed to the party the address therein set forth or at such other addresses as to which notice pursuant to this section may be given. Notices will be deemed given upon the earlier of actual receipt or three (3) business days after being mailed or delivered to such courier service.

Notices shall be addressed to Lee at:

7773-118A Street
Delta. B.C., V4C 6V1
Tel: 604-590-5883

And to the Company at:

3/F., Flat B, Kiu Fu Commercial Bldg.
300 - 306 Lockhart Road, Wanchai
HONG KONG
Tel: 852-81 14-3800

10. Each of the parties hereby covenants and agrees that at any time and from time to time it will, upon the request of the other party, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, assignments, transfers, conveyances powers of attorney and assurances as may be required for the better carrying out and performance of all the terms of this Agreement.

11. This Agreement constitutes the entire agreement between the parties and supersedes all prior letters of intent, representations, warranties, statements, promises, information, arrangements, whether oral or written, express or implied.

12. No modification or amendment to this Agreement may be made unless agreed to by the parties thereto in writing.

13. This Agreement, and all covenants, terms and provisions contained herein shall be binding upon and insure to the benefit of the parties hereto and to their respective successors and assigns, except that nothing therein shall be deemed to authorize Lee to assign this Agreement other than to an entity owned or controlled by Lee.

14. This Agreement may be executed in any number of counterparts with the same effect as if all parties to this Agreement had signed the same document and all counterparts will be construed together and will constitute one and the same instrument and any facsimile signature shall be taken as an original.

15. This Agreement will be governed by and be construed in accordance with the laws of British Columbia.

16. Time is of the essence of this Agreement.

EXECUTED IN THE CITY VANCOUVER AND HONG KONG ON OCTOBER 24, 2007.

KITCHENER HOLDINGS CORP.

Richard Lee

LOGICIAN MINERALS LIMITED

John Gunn, Chief Executive Officer